SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2005

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

             On January 14, 2005, CSC Holdings, Inc. and certain of its subsidiaries entered into the Amendment #4 to their Seventh Amended and Restated Credit Agreement with Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties thereto. The existing Credit Agreement provides that the leverage ratio (as defined) shall not exceed the following:

Prior to April 1, 2005 April 1, 2005 to December 31, 2005 After January 1, 2006	6.25 5.25 4.50

             After giving effect to the Amendment, the Credit Agreement provides that the leverage ratio (as defined) shall not exceed the following:

Prior to July 1, 2005 July 1, 2005 to December 31, 2005 After January 1, 2006	6.25 5.75 5.50

             As of September 30, 2004, the leverage ratio was approximately 5.1.

             The Agents, the lenders and certain of their respective affiliates have engaged, and may in the future engage, in transactions with and perform services for CSC Holdings and its affiliates in the ordinary course of business, including as underwriters or initial purchasers in securities offerings, as financial advisors in connection with transactions and as agents or lenders under other credit facilities.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ MICHAEL P. HUSEBY

	Name: Title:	Michael P. Huseby Executive Vice-President and Chief Financial Officer

Dated: January 21, 2005

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ MICHAEL P. HUSEBY

	Name: Title:	Michael P. Huseby Executive Vice-President and Chief Financial Officer

Dated: January 21, 2005